EXHIBIT 10.53


                          CAPITAL ACCUMULATION PLAN OF
                               LEVI STRAUSS & CO.

                                   AMENDMENTS


         WHEREAS, LEVI STRAUSS & CO. (the "Company") maintains the Capital Accumulation Plan of Levi Strauss & Co. (the "Plan"); and

         WHEREAS, the Plan provides that the Company may amend the Plan at any time and for any reason, in whole or in part, including the existence, timing or amount of the Company matching contribution thereunder; and

         WHEREAS, effective as of November 26, 2001, the Company desires to amend the Plan to replace the current 75% matching contribution with a discretionary matching contribution that: (1) shall be based solely on existing or anticipated company performance and financial or economic conditions; (2) shall be conditioned upon a Plan participant being employed with the Company and maintaining a Plan Account as of the last day of the Plan Year to which the matching contribution relates; (3) shall be applicable only with respect to participant contributions made to the Plan on or after the date a participant completes at least one year of service with the Company; AND (4) to the extent the Company provides for a discretionary matching contribution for any Plan Year, shall be payable to an eligible participant's Plan Account following the close of that Plan Year and as soon as reasonably practicable after the date the Company determines the amount of such matching contribution; and

         WHEREAS, by resolutions duly adopted on June 22, 2000, the Board of Directors of LS&CO. authorized Philip A. Marineau, President and Chief Executive Officer, to take certain actions with respect to the Plan and to further delegate the authority to take certain actions with respect to the Plan; and

         WHEREAS, on June 22, 2000, Philip A. Marineau delegated to any Senior Vice President, Human Resources, including Fred D. Paulenich, Senior Vice President of Worldwide Human Resources, the authority to take certain actions with respect to the Plan and such delegation has not been amended, rescinded or superseded as of the date hereof; and

         WHEREAS, the amendments herein are within the delegated authority of Fred D. Paulenich;

         NOW THEREFORE, effective as of November 26, 2001, the Plan is hereby amended and restated, in its entirety, as set forth in the Exhibit attached hereto.

                                      * * *

         IN WITNESS WHEREOF, LS&CO. has caused this instrument to be executed by its duly authorized officer this _______ day of ________________, 2001.


                              LEVI STRAUSS & CO.



                              __________________________________________________
                              Fred D. Paulenich
                              Senior Vice President of Worldwide Human Resources